SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 2005

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                   000-25032              25-1724540
   ----------------------------       ------------        ------------------
   (State or other jurisdiction       (Commission         (IRS Employer
    of incorporation)                 File Number)        Identification No.)


             600 Mayer Street, Bridgeville, Pennsylvania           15017
    -------------------------------------------------------    -------------
              (Address of principal executive offices)           (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

              On January 20, 2005, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the fourth quarter ended December 31, 2004. A copy of the press release is attached hereto.

              The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                 By:  /s/ Richard M. Ubinger
                                      ----------------------------------
                                      Vice President of Finance,
                                       Chief Financial Officer and Treasurer


Dated:  January 20, 2005

                                [GRAPHIC OMITTED]
                   Universal Stainless & Alloy Products, Inc.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                CONTACTS: Richard M. Ubinger
                                          Vice President of Finance,
                                          Chief Financial Officer and Treasurer
                                          (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------
                                          Comm-Partners LLC
                                          June Filingeri
                                          (203) 972-0186

           UNIVERSAL STAINLESS REPORTS RECORD QUARTER AND ANNUAL SALES
    - Full year sales reach record $121 million, backlog continues to grow -

          BRIDGEVILLE, PA, January 20, 2005 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported fourth quarter 2004 record sales of $37.0 million and net income of $2.6 million, or $0.40 per diluted share. For the full year 2004, sales were a record $120.6 million. Net income was $7.1 million, or $1.12 per diluted share, and included a total of $1.1 million, or $0.11 per diluted share, of other income from import duties received in 2004. Of that amount, $507,000, or $0.05 per diluted share, was received in the fourth quarter, as previously announced.
          The 2004 fourth quarter results were in line with the Company's forecast of sales of $32 to $37 million and EPS of $0.32 to $0.37 before including the other income from import duties. In addition, fourth quarter earnings were reduced by a bad debt charge of $282,000, equivalent to $0.03 per diluted share, due to a financially distressed customer's inability to pay its outstanding receivable balance.
          In 2003, sales for the fourth quarter and full year were $18.8 million and $69.0 million, respectively. The Company incurred a net loss of $273,000, or $0.04 per diluted share, in the 2003 fourth quarter and a net loss of $1.4 million, or $0.23 per diluted share, for the full year.
         Commenting on the results, President and CEO Mac McAninch stated: "Our solid sales momentum allowed us to reach new company sales milestones in 2004. In the fourth quarter, sales to the power generation market climbed 22% and tool steel sales rose 38% compared with the prior quarter. Demand from all of our markets remained strong."

USAP REPORTS RECORD SALES                                            - Page 2 -

         Mr. McAninch continued: "Our cost recovery pricing initiatives in the fourth quarter helped to offset a 17% sequential increase in material costs and substantially higher electricity prices. Our recently announced base price increases are intended to offset higher energy and manufacturing costs, as well as support our capital investment program aimed at increasing throughput and efficiency."
                  Mr. McAninch added: "Our immediate priority is to increase our shipment levels in response to the growth in customer demand that has raised our backlog to a record $72 million. Our capital investments in 2004, which are in place, have rectified production bottlenecks at Bridgeville. We are now turning our attention to improved scheduling and have added a production planning manager to take us to the next step."

Segment Review
--------------
         In the fourth quarter of 2004, the Universal Stainless & Alloy Products segment had sales of $32.7 million and operating income of $2.3 million. This compares with sales of $16.5 million and operating income of $226,000 in the fourth quarter of 2003 and sales of $31.2 million and operating income of $2.9 million in the third quarter of 2004.
         The 98% increase in sales compared with the 2003 fourth quarter reflected substantial growth in all customer categories. Fourth quarter 2004 sales increased 5% over the prior quarter, but higher electricity costs and increased S&A expenses caused by the bad debt charge resulted in a lower operating income compared with the prior quarter.
         The Dunkirk Specialty Steel segment reported record sales of $10.5 million and operating income of $1.2 million. This compares with sales of $4.5 million and an operating loss of $428,000 in the fourth quarter of 2003 and sales of $9.5 million and operating income of $1.2 million in the prior quarter.
         Dunkirk's sales rose 134% over the fourth quarter of 2003, as it continued its ramp-up in 2004. The 10% increase in fourth quarter sales over the prior quarter is primarily due to increased selling prices and surcharges to offset higher material costs. The operating income only improved slightly over the prior quarter due to a 22% increase in raw material costs.

USAP REPORTS RECORD SALES                                           - Page 3 -

Business Outlook
----------------
The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.
         The Company estimates that first quarter 2005 sales will range from $35 to $40 million and that diluted EPS will range from $0.35 to $0.40. This compares with sales of $21.3 million and diluted EPS of $0.04 in the first quarter of 2004.
         The following factors were considered in developing these estimates:

o The Company's total backlog at December 31, 2004 approximated $72 million compared to $60 million at September 30, 2004 reflecting continued strength in all of the Company's markets.
o The implementation of recent price increases will allow the Company to offset continuing manufacturing cost increases as well as support future capital improvements designed to increase production levels and efficiency.
o Sales from the Dunkirk Specialty Steel segment are expected to approximate $12 million as service center demand remains very strong.

          Mr. McAninch concluded: "We are entering 2005 with a high level of optimism. Recovery in the aerospace market continues, demand for our power generation products is increasing rapidly, and the petrochemical market remains firm. At the same time, tool steel demand continues to be strong, which should bode well for the economy in the coming year."

Webcast
-------
         A simultaneous Webcast of the Company's conference call discussing the 2004 fourth quarter and the first quarter 2005 outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through January 27th. It can be accessed by dialing 706-645-9291, passcode 3197137. This is a toll call.

About Universal Stainless & Alloy Products, Inc.
------------------------------------------------

         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to original equipment manufacturers, service centers, forgers, rerollers and wire redrawers.

USAP REPORTS RECORD SALES                                           - Page 4 -

Forward-Looking Information Safe Harbor
---------------------------------------
Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the receipt, pricing and timing of future customer orders, risks associated with significant fluctuations that may occur in raw material and energy prices, risks associated with the manufacturing process and production yields, risks related to property, plant and equipment and risks related to the ultimate outcome of the Company's current and future litigation and regulatory matters. Certain of these risks and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

                           - FINANCIAL TABLES FOLLOW -


                                    UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                                                 FINANCIAL HIGHLIGHTS
                               (Dollars in thousands, except per share information)
                                                     (Unaudited)

                                       CONSOLIDATED STATEMENT OF OPERATIONS

                                                For the Quarter Ended               For the Year Ended
                                                      December 31,                      December 31,
                                                  2004           2003              2004              2003
                                                  ----           ----              ----              ----
Net Sales
---------
Stainless steel                              $  28,944     $   14,482         $  94,530        $   52,546
Tool steel                                       5,890          2,345            17,075             9,673
High-strength low alloy steel                      597            911             3,682             2,869
High-temperature alloy steel                       673            732             2,468             2,482
Conversion services                                751            234             2,386             1,079
Other                                              157            123               501               340
                                              --------      ---------          --------         ---------
Total net sales                                 37,012         18,827           120,642            68,989
Cost of products sold                           31,396         17,617           102,972            65,534
Selling and administrative expenses              2,053          1,412             7,401             5,837
                                              --------      ---------          --------         ---------
Operating income (loss)                          3,563           (202)           10,269            (2,382)
Interest expense                                  (120)           (94)             (422)             (383)
Other income                                       542             54             1,119               128
                                              --------      ---------          --------         ---------
Income (loss) before taxes                       3,985           (242)           10,966            (2,637)
Income tax provision (benefit)                   1,392             31             3,835            (1,220)
                                              --------      ---------          --------         ---------
Net income (loss)                            $   2,593     $     (273)        $   7,131        $   (1,417)
                                              ========      =========          ========         =========

Earnings (loss) per share - Basic            $    0.41     $    (0.04)        $    1.13        $    (0.23)
                                              ========      =========          ========         =========
Earnings (loss) per share - Diluted          $    0.40     $    (0.04)        $    1.12        $    (0.23)
                                              ========      =========          ========         =========

Weighted average shares of
Common Stock outstanding
    Basic                                    6,318,951      6,289,538         6,304,909         6,287,088
    Diluted                                  6,427,348      6,289,538         6,379,579         6,287,088

---------------------------------------------------------------------------------------------------------------

                                            MARKET SEGMENT INFORMATION


                                                For the Quarter Ended               For the Year Ended
                                                      December 31,                       December 31,
                                                  2004           2003              2004              2003
                                                  ----           ----              ----              ----
Net Sales
---------
Service centers                              $  16,645     $    6,817         $  52,261        $   29,150
Rerollers                                        8,735          6,955            30,200            20,240
Forgers                                          6,827          2,719            22,008             9,773
Original equipment manufacturers                 2,248          1,280             8,349             5,124
Wire redrawers                                   1,662            713             5,008             3,328
Conversion services                                751            234             2,386             1,079
Other                                              144            109               430               295
                                              --------      ---------          --------         ---------
Total net sales                              $  37,012     $   18,827         $ 120,642        $   68,989
                                              ========      =========          ========         =========
Tons shipped                                    13,662          9,468            48,350            35,126
                                              ========      =========          ========         =========




                                               BUSINESS SEGMENT RESULTS


Universal Stainless & Alloy Products Segment

                                                For the Quarter Ended               For the Year Ended
                                                      December 31,                       December 31,
                                                  2004           2003              2004              2003
                                                  ----           ----              ----              ----
Net Sales
---------
Stainless steel                              $  19,739     $   11,081         $  65,208        $   35,946
Tool steel                                       5,770          2,173            16,672             9,097
High-strength low alloy steel                      189            488             1,576             1,672
High-temperature alloy steel                       656            502             2,182             1,965
Conversion services                                605            210             1,961               926
Other                                              129            100               427               302
                                              --------      ---------          --------         ---------
                                                27,088         14,554            88,026            49,908
Intersegment                                     5,620          1,963            20,208             9,677
                                              --------      ---------          --------         ---------

Total net sales                                 32,708         16,517           108,234            59,585
Material cost of sales                          16,044          7,095            49,967            22,982
Operation cost of sales                         12,788          8,201            45,521            32,934
Selling and administrative expenses              1,581            995             5,253             3,918
                                              --------      ---------          --------         ---------
Operating income (loss)                      $   2,295     $      226         $   7,493        $     (249)
                                              ========      =========          ========         =========


Dunkirk Specialty Steel Segment

                                                For the Quarter Ended               For the Year Ended
                                                      December 31,                       December 31,
                                                  2004           2003              2004              2003
                                                  ----           ----              ----              ----
Net Sales
---------
Stainless steel                              $   9,205     $    3,401         $  29,322        $   16,600
Tool steel                                         120            172               403               576
High-strength low alloy steel                      408            423             2,106             1,197
High-temperature alloy steel                        17            230               286               517
Conversion services                                146             24               425               153
Other                                               28             23                74                38
                                              --------      ---------          --------         ---------
                                                 9,924          4,273            32,616            19,081
Intersegment                                       535            198             2,107               794
                                              --------      ---------          --------         ---------

Total net sales                                 10,459           4,471           34,723            19,875
Material cost of sales                            5,739          2,357           17,834            11,080
Operation cost of sales                           3,008          2,125           11,653             9,009
Selling and administrative expenses                 472            417            2,148             1,919
                                              ---------     ----------         --------         ---------
Operating income (loss)                      $    1,240    $      (428)       $   3,088        $   (2,133)
                                              =========     ==========         ========         =========





                                       CONSOLIDATED BALANCE SHEET

                                                        December 31,          December 31,
                                                               2004                  2003
                                                               ----                  ----
Assets
------
Cash                                                    $       241          $      4,735
Accounts receivable, net                                     24,562                12,690
Inventory                                                    38,318                22,281
Other current assets                                          3,418                 4,285
                                                         ----------           -----------

Total current assets                                         66,538                43,991
Property, plant & equipment, net                             40,716                40,176
Other assets                                                    586                   758
                                                         ----------           -----------

Total assets                                            $   107,840          $     84,925
                                                         ==========           ===========

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable                                        $    11,666          $      6,685
Bank overdrafts                                               2,638                   813
Accrued employment costs                                      1,830                   833
Current portion of long-term debt                             2,044                 1,944
Other current liabilities                                       442                   302
                                                         ----------           -----------

Total current liabilities                                    18,620                10,577
Bank revolver                                                 8,635                     -
Long-term debt                                                3,555                 5,599
Deferred taxes                                               10,093                 9,313
                                                         ----------           -----------

Total liabilities                                            40,903                25,489
Stockholders' equity                                         66,937                59,436
                                                         ----------           -----------

Total liabilities and stockholders' equity              $   107,840          $     84,925
                                                         ==========           ===========


                                 CONSOLIDATED STATEMENT OF CASH FLOW DATA
                                      For the Year Ended December 31,

                                                                   2004               2003
                                                                   ----               ----
Cash flows from operating activities:
  Net income (loss)                                         $     7,131          $     (1,417)
  Adjustments to reconcile to net cash
    provided by operating activities:
      Depreciation and amortization                               3,061                 3,093
      Deferred taxes                                                724                   996
      Tax benefit from exercise of stock options                     51                     -
  Changes in assets and liabilities:
      Accounts receivable, net                                  (11,872)               (1,140)
      Inventory                                                 (16,037)                  436
      Trade accounts payable                                      4,981                 2,561
      Accrued employment costs                                      997                  (186)
      Refundable taxes                                            1,443                  (729)
      Other, net                                                   (196)                  164
                                                             ----------           -----------
Cash flow from (due to) operating activities                     (9,717)                3,778
                                                             ----------           -----------
Cash flow from investing activities:
  Capital expenditures                                           (3,586)               (1,193)
                                                             ----------           -----------
Cash flow due to investing activities                            (3,586)               (1,193)
                                                             ----------           -----------
Cash flows from financing activities:
  Net borrowings under revolving line of credit                   8,635                     -
  Deferred financing costs                                          (26)                    -
  Proceeds from deferred loan agreement                               -                   200
  Repayments of long-term debt                                   (1,944)               (1,948)
  Net change in bank overdrafts                                   1,825                   538
  Proceeds from issuance of common stock                            319                    52
                                                             ----------           -----------
Cash flow from (due to) financing activities                      8,809                (1,158)
                                                             ----------           -----------
    Net cash flow                                           $    (4,494)         $      1,427
                                                             ==========           ===========
